Filed Pursuant to Rule 433

Registration Statement No. 333-206095

February 28, 2017

Final Term Sheet

1.686% Notes Due 2019

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$550,000,000

Maturity Date:	February 28, 2019

Coupon:	1.686%

Interest Payment Dates:	February 28 and August 28 of each year, commencing August 28, 2017

Benchmark Treasury:	1.125% due February 28, 2019

Benchmark Treasury Yield:	1.236%

Spread to Benchmark Treasury:	+45 bps

Yield to Maturity:	1.686%

Price to Public:	Per Note: 100.000%; Total: $550,000,000

Aggregate Net Proceeds (Before Expenses):	$549,395,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BS8 / US166764BS85

Concurrent Debt Offerings:	The issuer is also offering $450,000,000 of its Floating Rate Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $400,000,000 of its Floating Rate Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022, $300,000,000 of its Floating Rate Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,444,905,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

Floating Rate Notes Due 2019

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$450,000,000

Maturity Date:	February 28, 2019

Interest Payment Dates:	February 28, May 28, August 28 and November 28 of each year, commencing May 28, 2017

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 9 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 9 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100.000%; Total: $450,000,000

Aggregate Net Proceeds (Before Expenses):	$449,505,000

Redemption:	The Floating Rate Notes Due 2019 shall not be redeemable prior to their maturity

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BR0 / US166764BR03

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $400,000,000 of its Floating Rate Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022, $300,000,000 of its Floating Rate Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,544,795,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

1.991% Notes Due 2020

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$600,000,000

Maturity Date:	March 3, 2020

Coupon:	1.991%

Interest Payment Dates:	March 3 and September 3 of each year, commencing September 3, 2017

Benchmark Treasury:	1.375% due February 15, 2020

Benchmark Treasury Yield:	1.491%

Spread to Benchmark Treasury:	+50 bps

Yield to Maturity:	1.991%

Price to Public:	Per Note: 100.000%; Total: $600,000,000

Aggregate Net Proceeds (Before Expenses):	$599,160,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BP4 / US166764BP47

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $450,000,000 of its Floating Rate Notes Due 2019, $400,000,000 of its Floating Rate Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022, $300,000,000 of its Floating Rate Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,395,140,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

Floating Rate Notes Due 2020

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$400,000,000

Maturity Date:	March 3, 2020

Interest Payment Dates:	March 3, June 3, September 3 and December 3 of each year, commencing June 3, 2017

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 21 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 21 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100.000%; Total: $400,000,000

Aggregate Net Proceeds (Before Expenses):	$399,440,000

Redemption:	The Floating Rate Notes Due 2020 shall not be redeemable prior to their maturity

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BQ2 / US166764BQ20

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $450,000,000 of its Floating Rate Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022, $300,000,000 of its Floating Rate Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,594,860,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

2.498% Notes Due 2022

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$700,000,000

Maturity Date:	March 3, 2022

Coupon:	2.498%

Interest Payment Dates:	March 3 and September 3 of each year, commencing September 3, 2017

Benchmark Treasury:	1.875% due February 28, 2022

Benchmark Treasury Yield:	1.898%

Spread to Benchmark Treasury:	+60 bps

Yield to Maturity:	2.498%

Price to Public:	Per Note: 100.000%; Total: $700,000,000

Aggregate Net Proceeds (Before Expenses):	$698,950,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps Par call: On or after February 3, 2022

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BN9 / US166764BN98

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $450,000,000 of its Floating Rate Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $400,000,000 of its Floating Rate Notes Due 2020, $300,000,000 of its Floating Rate Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,295,350,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

Floating Rate Notes Due 2022

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$300,000,000

Maturity Date:	March 3, 2022

Interest Payment Dates:	March 3, June 3, September 3 and December 3 of each year, commencing June 3, 2017

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 48 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 48 bps, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100.000%; Total: $300,000,000

Aggregate Net Proceeds (Before Expenses):	$299,550,000

Redemption:	The Floating Rate Notes Due 2022 shall not be redeemable prior to their maturity

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BM1 / US166764BM16

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $450,000,000 of its Floating Rate Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $400,000,000 of its Floating Rate Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022 and $1,000,000,000 of its 2.895% Notes Due 2024, for total additional net proceeds for such concurrent debt offerings of $3,694,750,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Final Term Sheet

2.895% Notes Due 2024

Dated February 28, 2017

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,000,000,000

Maturity Date:	March 3, 2024

Coupon:	2.895%

Interest Payment Dates:	March 3 and September 3 of each year, commencing September 3, 2017

Benchmark Treasury:	2.125% due February 29, 2024

Benchmark Treasury Yield:	2.195%

Spread to Benchmark Treasury:	+70 bps

Yield to Maturity:	2.895%

Price to Public:	Per Note: 100.000%; Total: $1,000,000,000

Aggregate Net Proceeds (Before Expenses):	$998,300,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 15 bps Par call: On or after January 3, 2024

Trade Date:	February 28, 2017

Settlement Date:	March 3, 2017 (T+3)

CUSIP / ISIN:	166764BT6 / US166764BT68

Concurrent Debt Offerings:	The issuer is also offering $550,000,000 of its 1.686% Notes Due 2019, $450,000,000 of its Floating Rate Notes Due 2019, $600,000,000 of its 1.991% Notes Due 2020, $400,000,000 of its Floating Rate Notes Due 2020, $700,000,000 of its 2.498% Notes Due 2022 and $300,000,000 of its Floating Rate Notes Due 2022, for total additional net proceeds for such concurrent debt offerings of $2,996,000,000

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Goldman, Sachs & Co. HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847; Citigroup Global Markets Inc. at 1-800-831-9146; and Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.